UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  December 18, 2009

Home Federal Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-33795	68-0666697
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 12th Avenue South
Nampa, Idaho  83651
(Address of principal executive offices and zip code)

(208) 466-4634
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
      CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
      CFR 240.13e-4(c))

Item 4.01. Changes in Registrant's Certifying Accountants

(a) On December 18, 2009, the Audit Committee of the Board of Directors of Home Federal Bancorp, Inc., (“Company”) notified Moss Adams LLP of its decision not to renew the engagement of Moss Adams LLP to serve as the Company's independent registered public accounting firm. The decision to change certifying accountants was approved by the Audit Committee of the Board of Directors, which subsequently advised the Board of Directors of its decision, on December 15, 2009.

During the two fiscal years ended September 30, 2009, and the subsequent interim period through December 18, 2009, there were no: (1) disagreements with Moss Adams LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to their satisfaction, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events (as defined in Regulation S-K Item 304 (a)(1)(v)).

Moss Adams LLP’s Report of Independent Registered Public Accounting Firm on the consolidated financial statements of Home Federal Bancorp, Inc. and Subsidiary as of and for the years ended September 30, 2009 and 2008, which included the report of Moss Adams LLP on the effectiveness of the Company’s internal control over financial reporting as of September 30, 2009, included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2009, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. The audit report, however, for the year ended September 30, 2009 contained a separate paragraph stating:

"As described in Management’s Report on Internal Control over Financial Reporting, management has excluded Community First Bank from its assessment of internal control over financial reporting as of September 30, 2009 because its operations were acquired through a purchase and assumption agreement between the Company’s subsidiary, Home Federal Bank, and the Federal Deposit Insurance Corporation as Receiver for Community First Bank on August 7, 2009. We have also excluded Community First Bank from our audit of internal control over financial reporting. The assets acquired constituted approximately 18.8% of total assets reported on the Company’s consolidated balance sheet as of September 30, 2009. "

Home Federal Bancorp, Inc., has requested that Moss Adams LLP furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements and, if not, stating the respects in which they do not agree. That letter will be filed as an exhibit to an amendment to this Form 8-K once received.

(b)           On December 15, 2009, the Audit Committee engaged the firm of Crowe Horwath LLP as independent certified public accountants of the Company and its subsidiaries for the fiscal year ending September 30, 2010.  The Company did not engage Crowe Horwath LLP during the fiscal years ended September 30, 2009 and September 30, 2008 or during any subsequent interim period prior to December 15, 2009 as either its principal account or an independent accountant.  Additionally, the Company did not consult with the newly engaged accountant during the fiscal years ended September 30, 2009 and September 30, 2009 or during any subsequent interim period prior to December 15, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

HOME FEDERAL BANCORP, INC.

Date:	December 18, 2009	By: /s/ Eric S. Nadeau Eric S. Nadeau Executive Vice President and Chief Financial Officer